                        $85,000,000

                     THE CLARIDGE HOTEL
                   AND CASINO CORPORATION

             __% FIRST MORTGAGE NOTES DUE 2002

                   UNDERWRITING AGREEMENT



                                        January __, 1994



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
140 Broadway
New York, New York  10005

Dear Sirs:

          The Claridge Hotel and Casino Corporation, a New York corporation (the "Company") proposes to issue and sell $85,000,000 principal amount of its __% First Mortgage Notes due 2002 (the "Securities") to the several underwriters
named in Schedule I hereto (the "Underwriters").   The
Securities are to be issued pursuant to the provisions of an Indenture to be dated as of January __, 1994 (the "Indenture") among the Company, The Claridge at Park Place, Incorporated, as guarantor (the "Guarantor"), and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The Securities will be unconditionally guaranteed by the Guarantor pursuant to a guarantee (the "Guarantee") and will be secured by a first mortgage over The Claridge Hotel and Casino and certain related assets.

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          1.   Registration Statement and Prospectus.  The
Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Securities,
which may be amended.   The registration statement as
amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred as the Prospectus.

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at ____% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from __________ __, 1994 to the date of payment and delivery.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and
(ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the
Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the fifth business day (the "Closing Date") following the date of the initial
public offering at such place as you shall designate.   The
Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

          Certificates for the Securities shall be
registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next
preceding the Closing Date.   Certificates in definitive


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form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House funds to the order of the Company.

          5.   Agreements of the Company.  The Company
agrees with you:

          (a)  To use its best efforts to cause the
     Registration Statement to become effective as promptly as reasonably practicable.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective,
     (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and
     (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any


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     amendment or supplement to the Prospectus of which you
     shall not previously have been advised or to which you shall reasonably object in writing within three business days after being furnished a copy thereof; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection of the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f)  If during the period specified in paragraph
     (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request. In the case of any such amendment or supplement after one year from the date hereof, the Underwriters will reimburse the Company for its out-of-pocket expenses (other than legal and accounting expenses) incurred in connection with the preparation and delivery thereof.

          (g)  Prior to any public offering of the
     Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state


                             4
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     securities or Blue Sky laws of such jurisdictions as
     you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or take any action that would subject it to service of process in any jurisdiction.

          (h) To make generally available to its security holders in a manner contemplated by Rule 158 under the Act as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement
     (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of
     Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period of three years after the effective date of the Registration Statement, to furnish to you as soon as available a copy of each


                             5
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     report or other publicly available information of the
     Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) (except as contemplated by (f) and excluding legal fees and expenses of counsel to the Underwriters in connection therewith), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) (excluding legal fees and expenses of counsel to the Underwriters in connection therewith), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery of the Preliminary and Supplemental Blue Sky Memoranda), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vii) fees and expenses in listing the securities on the New York Stock Exchange and (viii) taxes, fees and disbursements incurred in filing and recording the Mortgage and the liens created by the Related Documents, obtaining the releases of existing liens and searches related thereto. It is understood, however, that, except as provided in this Section 5, Section 7 and Section 10 hereof, the Underwriters shall pay all of their own costs and expenses, including fees of their counsel, any transfer taxes due upon resale of any of the


                             6
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     Securities by them and any advertising expenses
     incurred in connection with any offers they may make.

          (l)  To use its best efforts to maintain the
     listing of the Securities on the New York Stock
     Exchange (or other national securities exchange or the NASDAQ Stock Market) for a period of five years after the effective date of the Registration Statement.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          6.   Representations and Warranties of the
Company. The Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter that:

          (a) (i) When the Registration Statement becomes effective, the Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

          (c) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is


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     currently being conducted and to own, lease and operate
     its respective properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for liens securing outstanding indebtedness that will be released upon the closing of the transactions contemplated hereby and liens securing the Securities.

          (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (f) The Guarantee has been duly authorized by all necessary action on the part of the Guarantor and, when executed by the Guarantor and when the Securities have been delivered to the Underwriters against payment therefor as provided by this Agreement, will be a valid and binding obligation of the Guarantor enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a valid and binding agreement of the

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     Company and the Guarantor enforceable in accordance
     with its terms except as (i) rights to indemnity and contribution hereunder may be limited by applicable law and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i)  Each of the Collateral Trust Agreement, the
     Company Pledge Agreement, the CPPI Pledge Agreement, the CPPI Cash Collateral Pledge Agreement, the CPPI
     Security Agreement, the CPPI Trademark Security
     Agreement, the Subordination Agreement, the CPPI
     Assignment of Leases and Rents and Other Contracts and the CPPI Collateral Assignment (the "Obligor Related
     Documents") to which any of the Company or the Guarantor (the "Obligors") is a party has been duly authorized, executed and delivered by such Obligor and is a valid and binding agreement of such Obligor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally the New Jersey Casino
     Control Act, N.J.S.A. 5:12-1 et seq., the regulations adapted pursuant thereto, or rulings of the New Jersey
     Casino Control Commission, and as such laws, regulations or rulings may now or hereafter be in effect, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (j) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

          (k)  Neither the Company nor any of its
     subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of

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     indebtedness or in any other agreement, indenture or
     instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, which violation or default would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or would materially interfere in any way with the issuance and sale of the Securities or the consummation of the transactions contemplated hereby and by the Indenture.

          (l) The execution and delivery and performance of this Agreement, the Indenture, the Obligor Related Documents and the Securities and compliance by the Obligors with all the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, except as disclosed in the Prospectus, (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, the Trust Indenture Act of 1939, as amended, or the securities or Blue Sky laws of the various states and except for consents from the New Jersey Casino Control Commission ("NJCCC"), which consents have been obtained), (ii) will not conflict with or violate the charter or by-laws of any of the Obligors and (iii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which any of the Obligors is a party or by which any of the Obligors or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the any of the Obligors or their respective property, except for such breaches, defaults or violations that would not, individually or in the aggregate, (A) affect the validity or enforceability of this Agreement, the Indenture, the Related Documents (as defined in the Indenture) or the Securities, (B) impair the ability of the Company or any of its subsidiaries to perform in any material respect the obligations which it has under this Agreement, the Indenture, the Related Documents or the Securities, (C) impair the value of the Collateral pledged pursuant to the Related Documents or (D) have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (m)  Except as otherwise set forth in the
     Prospectus, there are no material legal or governmental

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     proceedings pending to which the Company or any of its
     subsidiaries is a party or of which any of their respective property is the subject that are required to be disclosed in the Registration Statement and are not so described, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (n)  Neither the Company nor any of its
     subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          (o) Except as described in the Prospectus and except to the extent that the failure to obtain or file such permits, licenses, franchises or authorizations of governmental or regulatory authorities ("permits"), including, without limitation under the NJCCC, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Company and each of its subsidiaries has such permits, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus and to comply with this Agreement, the Indenture and the Obligor Related Documents; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit.

          (p) Except as previously disclosed in writing to you and your counsel, there are no costs and liabilities in respect of any Environmental Laws that

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     would, singly or in the aggregate, have a material
     adverse effect on the Company and its subsidiaries, taken as a whole.

          (q)  Except as otherwise set forth in the
     Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, liens securing outstanding indebtedness that will be released upon the closing of the transactions contemplated hereby and liens securing the Securities, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

          (r) Each of the representations and warranties on the part of the Obligors in the Related Documents is true and correct in all material respects.

          (s) The Company and each of its subsidiaries maintains reasonably adequate insurance.

          (t) KPMG Peat Marwick are independent public accountants with respect to the Company as required by the Act.

          (u) The Claridge at Park Place, Incorporated is the only subsidiary of the Company.

          (v)  The financial statements, together with
     related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (w) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          7. Indemnification. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Guarantor, such Underwriter shall promptly notify the Company in writing and the Company or the Guarantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such

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Underwriter or such controlling person unless (i) the
employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company or the Guarantor shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Guarantor, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Guarantor (in which case the Company and the Guarantor shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Guarantor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company or the Guarantor shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company and the Guarantor, the Company and the Guarantor agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors, the officers who sign the Registration Statement and any person controlling the Company or the Guarantor, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter but only with reference to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto. In case any action shall be brought against the Company, the Guarantor or any of their respective directors, any such officer or any person controlling the Company and the Guarantor based on the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Guarantor (except that if the Company or the Guarantor shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, the Guarantor, their respective directors, any such officers and any person controlling the Company or the Guarantor shall have the rights and duties given to the Underwriters by Section 7(b) hereof.

          (d)  If the indemnification provided for in this
Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, the Guarantor and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Guarantor and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Guarantor or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue
statement or omission or alleged omission.   No person
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date and all the representations and warranties of the Company and the Guarantor contained in the Obligor Related Documents shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (d) (i) Since the date of the latest audited balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest audited balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus and any amendment or supplement thereto,
     (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration

     Statement, the Prospectus, financial statements (including related schedules and notes) forming a part of the Registration Statement and Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer, confirming the matters set forth in paragraphs (a),
     (b), (c) and (d) of this Section 8.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Rogers & Wells, New York counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit A. The opinion shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Frank A. Bellis, General Counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit B. The opinion shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Lowenstein, Sandler, Kohl, Fisher & Boylan, New Jersey counsel for the Partnership, substantially in the form set forth in Exhibit C. The opinion shall be rendered to you at the request of the Company and shall so state therein.

          (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk &
     Wardwell, counsel for the Underwriters, substantially in the form set forth in Exhibit D.

          (i) You shall have received executed copies of each of the Indenture, the Related Documents, and the other security and ancillary documents given by the Company, the Guarantor or the Partnership in connection with the issuance and sale of the Securities and the discharge of the first mortgage and other liens granted pursuant to the Revolving Credit and Term Loan Agreement dated as of June 15, 1989, all in form and substance previously agreed to by or otherwise reasonably satisfactory to the Underwriters or their counsel.

          (j) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by KPMG Peat Marwick on the date of this Agreement.

          (k) You shall have received evidence that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements and the recording of the Mortgage as may be necessary or as the Underwriters shall have requested) to perfect the Liens created pursuant to the Related Documents shall have been taken (or, in the case of the Mortgage, receipt by the Underwriters of the policy (or marked commitment) of title insurance described in clause (1) below).

          (l) You shall have received a 1990 ALTA loan policy of title insurance (or irrevocable commitment therefor with all conditions marked satisfied), dated the Closing Date, in form and substance satisfactory to the Underwriters and issued by First American Title Insurance Company (the "TIC"), insuring the validity, perfection and priority of the Lien created under the Mortgage in the amount of $85,000,000, subject only to such exceptions as are acceptable to the Underwriters, containing such endorsements and affirmative assurances as shall be agreed to by, and be satisfactory to, the Underwriters, and reinsured in amounts and with reinsurers acceptable to the Underwriters under reinsurance agreements in form and substance acceptable to the Underwriters; and the Company shall have paid or made arrangements satisfactory to the Underwriters to pay to the TIC all premiums and expenses of the TIC and any agent of TIC in connection with the issuance of such policy.

          (m)  You shall have received a survey by a
     surveyor satisfactory to the TIC and the Underwriters, in form and substance satisfactory to the TIC and the Underwriters, with respect to the real property covered by the Mortgage. The survey together with any affidavit required by the TIC shall permit the TIC to remove the general exception for matters disclosed by a current survey.

          (n) You shall have received copies of file search reports from the Uniform Commercial Code filing officer in each jurisdiction or an independent search firm acceptable to the Underwriters (i) in which is located any Collateral or (ii) in which is located a place of business or the chief executive office of the Company, CPPI or the Partnership, that owns or holds any right, title or interest in any property that constitutes Collateral.

          (o) Each of the representations and warranties of the Partnership made in or pursuant to the Mortgage or any of the other Related Documents to which the Partnership is a party shall be true and correct in all material respects on and as of the Closing Date, and you shall have received a certificate dated the Closing Date of a general partner of the Partnership to such effect.

          (p) None of the Company, the Guarantor or the Partnership shall have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements contained or in any of the Related Documents and required to be performed or complied with by the Company, the Guarantor or the Partnership at or prior to the Closing Date.

          (q)  You shall have received evidence,
     satisfactory to you and your counsel, of the receipt of all necessary consents from the NJCCC to the transactions contemplated hereby and by the Indenture and the Related Documents.

           9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your reasonable judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market or limitation on prices for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or the Guarantor, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate number of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Securities set forth opposite its name in Schedule I bears to the total number of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities which any Underwriter has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company and the Guarantor. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows:
(a) if to the Company or the Guarantor, to The Claridge Hotel and Casino Corporation, Indiana Avenue and The Boardwalk, Atlantic City, New Jersey 08401, Attention:
Raymond A. Spera and Frank A. Bellis, Jr., and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Guarantor, their officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantor agree to reimburse the several
Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with any investigation or preparation made by them in respect of the sale of the Securities or in contemplation of the performance by them of their obligations hereunder.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various
counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the several Underwriters.


                      Very truly yours,

                      THE CLARIDGE HOTEL AND CASINO
                        CORPORATION


                      By: ____________________________
                          Title:

                      THE CLARIDGE AT PARK PLACE,
                        INCORPORATED


                      By: ____________________________
                          Title:




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.


By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION for
       itself and on behalf of the
       several Underwriters

     By__________________________

                         SCHEDULE I





                                          Principal Amount
                                           of Securities
      Underwriters                        to be Purchased
      ------------                        -----------------

Donaldson, Lufkin & Jenrette
  Securities Corporation

Oppenheimer & Co., Inc.
                                            ___________

                                   Total:   $85,000,000

                                                   EXHIBIT A




             OPINION OF COUNSEL TO THE COMPANY



          The opinion of Rogers & Wells, counsel to the Company, pursuant to The Claridge Hotel and Casino
Corporation Underwriting Agreement shall be to the effect of:

          1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

          2. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors' rights generally, including, without limitation, applicable fraudulent transfer laws, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the enforceability of such rights or the availability of such remedies is considered in a proceeding in equity or at law).

          3. Assuming the Guarantor has the requisite corporate power and authority and has duly authorized, executed and delivered the Indenture and the Guarantee, when the Securities are delivered to the Underwriters against payment therefor as provided in the

     Underwriting Agreement, the Guarantee will be a valid and binding obligation of the Guarantor enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors' rights generally including, without limitation, applicable fraudulent transfer laws, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the enforceability of such rights or the availability of such remedies is considered in a proceeding in equity or at law).

          4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          5. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and, assuming the Guarantor has the requisite corporate power and authority and has duly authorized, executed and delivered the Indenture, the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium insolvency or similar laws affecting creditors' rights generally, including, without limitation, applicable fraudulent transfer laws, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the enforceability of such rights or the availability of such remedies is considered in a proceeding in equity or at law).

          6. Each of the Collateral Trust Agreement and the Company Pledge Agreement (the "Company Related Documents") has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium insolvency or similar laws affecting creditors' rights generally, including, without limitation, applicable fraudulent transfer laws, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the enforceability of such rights or the availability of such remedies is considered in a proceeding in equity or at law). [In addition, certain provisions of the Obligor Related Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of such agreements, each as a whole, and there exist legally adequate remedies for the practical realization of the principal benefits afforded hereby].

          7. Assuming the Guarantor has the requisite corporate power and authority and has duly authorized, executed and delivered the Collateral Trust Agreement, the CPPI Pledge Agreement, the CPPI Cash Collateral Pledge Agreement, the CPPI Security Agreement, and the CPPI Trademark Security Agreement (the "CPPI Related Documents" and together with the Company Related Documents, collectively "Obligor Related Documents"), then each constitutes a valid and binding agreement of CPPI, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium insolvency or similar laws affecting creditors' rights generally, including, without limitation, applicable fraudulent transfer laws, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the enforceability of such rights or the availability of such remedies is considered in a proceeding in equity or at law). [In addition, certain provisions of the Obligor Related Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of such agreements, each as a whole, and there exist legally adequate remedies for the practical realization of the principal benefits afforded hereby].

          8. Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before the Commission.

          [9. The issuance and sale of the Notes and the consummation of the other transactions contemplated by the Related Documents will not cause the Contingent
     Payment to become due.]

          10. The Securities and the Guarantee conform as to legal matters to the descriptions thereof contained in the Prospectus.

          11. Neither the Company nor its subsidiary is in violation of its respective charter or by-laws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiary, taken as a whole, to which the Company or its subsidiary is a party or by which it or its subsidiaries or their respective property is bound.

          12. The execution and delivery and performance of the Underwriting Agreement, the Indenture, the Obligor Related Documents and the Securities and compliance by the Company and each of its subsidiaries with all the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, the Trust Indenture Act of 1939, as amended, or the securities or Blue Sky laws of the various states and except for consents from the New Jersey Casino Control Commission ("NJCCC")), (ii) will not conflict with or violate the charter or by-laws of the Company and (iii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreement, indenture or other instrument to which the Company and its subsidiaries is a party or by which the Company and its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company and its subsidiaries or their respective property, except for such breaches, defaults or violations that would not, individually or in the aggregate, (A) affect the validity or enforceability of the Underwriting Agreement, the Indenture, the Obligor Related Documents or the Securities, (B) impair the ability of the Company or its subsidiary to perform in any material respect the obligations which it has under the Underwriting Agreement, the Indenture, the Obligor Related Documents or the Securities, (C) materially impair the value of the Collateral pledged pursuant to the Obligor Related Documents or (D) have a material adverse effect on the Company and its subsidiaries taken as a whole.

          13. After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          14.  (1) The Registration Statement and the
     Prospectus and each supplement or amendment thereto
     (except for financial and statistical information contained therein as to which no opinion need be expressed), as of the effective date of the Registration Statement, complied as to form in all material respects with the Act.

          15.  Upon delivery of the Securities against
     payment therefor, each of the Company Pledge Agreement, the CPPI Pledge Agreement, the CPPI Security Agreement and the CPPI Cash Collateral Pledge Agreement (the "Security Documents") will create a valid security interest in favor of the Collateral Trustee, for the benefit of the Secured Parties to secure the Secured Obligations (as each such term is defined in the Collateral Trust Agreement), in all of the right title and interest of the Company or CPPI, as the case may be, in and to the Collateral referred to therein to the extent that a security interest in such Collateral may be created under Article 9 of the Uniform Commercial Code of the State of New York (the "NY-UCC").

          16. Assuming that (i) the Collateral Trustee has, at the date hereof, possession in the State of New York of the certificates representing the CPPI Shares (as defined in the Company Pledge Agreement) and of the Pledged Instruments (as defined in the CPPI Pledge Agreement, and together with the Company Pledge Agreement, collectively known as the "Pledge Agreements") specified in the Schedules to the respective Pledge Agreements and maintains continuous possession of such certificates and Pledged Instruments, and (ii) the Trustee and the Collateral Trustee have entered into the Indenture and the Pledge Agreements in good faith without notice of any adverse claim to such CPPI Shares or Pledged Instruments, and after giving effect to the issuance and sale against payment therefor of the Securities on the date hereof, the Collateral Trustee will have a perfected security interest, for the benefit of the Secured Parties to secure the Secured Obligations, in such CPPI Shares and Pledged Instruments, which security interest has priority over any other security interest in such CPPI Shares or Pledged Instruments which can be perfected under the NY-UCC.

          17. Except for (i) filings or consents which have been made (ii) filings which are necessary to perfect the security interests granted under the Obligor Related Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency, are necessary for the execution, delivery or performance by the Company and any of its subsidiaries of the Obligor Related Documents and the perfection of the security interests purported to be granted thereunder.

          Such counsel shall also state that it has no reason to believe that (except for financial statements and schedules and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering any such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company. With respect to the opinions set forth in numbered paragraphs 11, 12 and 13 above, such counsel may limit its opinion to those material agreements, indentures or instruments, and those rulings or court decrees, as are identified to such counsel by responsible officers of the Company. With respect to the statement contemplated by the immediately preceding paragraph, such counsel may state that its opinion and belief is based upon its participation in the preparation of the Registration
Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such counsel may further state that its opinion is limited to matters under New York and federal law and specifically does not address any of the provisions of the New Jersey Casino Control Act or regulations adopted pursuant thereto.

     The opinions set forth in numbered paragraphs 15 and 16 above will be subject to the following qualifications:

          (i) counsel need express no opinion as to the Company's or the Guarantor's rights in or title to any Collateral; and

          (ii) counsel may assume for the purposes of such opinions that neither the Company nor the Guarantor has granted, nor does there otherwise exist, any execution or attachment on any of the Collateral or any other lien that does not require, in order to be enforceable against third parties, steps for perfection under the Uniform Commercial Code of any jurisdiction or other applicable law relating to filing, recordation or registration; nor has the Company or the Guarantor assigned any of the Collateral other than pursuant to the Obligor Related Documents.

     The opinions set forth in numbered paragraph 15 are subject to the following further qualifications:

          (i) counsel need express no opinion as to the validity of any security interest in any interest in or claim in or under any policy of insurance, any lease of real property or any Collateral that consists or will consist of consumer goods, farm products, crops, timber, minerals and the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate, letters of credit or items that are subject to (i) a statute or treaty of the United States that provides for a national or international registration or a national of international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from that specified in the Uniform Commercial Code of any jurisdiction for filing to perfect such security interest or (ii) a certificate of title statute; and

          (ii) counsel may assume that no account (as defined in the NY-UCC) is or will be due from the United States of any State of the United States or any agency or department of the United States of any State.

     The opinions in numbered paragraph 16 above are subject to the following further qualifications:

          (i)  in the case of the issuance or other
          distribution in respect of the CPPI Shares or Pledged Instruments of additional instruments (as such term is defined in Article 9 of the NY-UCC), the security interest of the Collateral Trustee therein will be perfected only if exclusive possession thereof in New York State is obtained;

          (ii) in the case of the issuance or other distribution in respect of the CPPI Shares or Pledged Instruments of additional securities (as such term is defined in Article 8 of the NY-UCC), the security interest of the Collateral Trustee therein will be perfected only if exclusive possession thereof in New York State is obtained or the transfer otherwise occurs in a manner provided for in Section 8-313(1) of the NY-UCC;

          (iii) in the case of proceeds, continuation of perfection of the Collateral Trustee's security interest therein is limited to the extent set forth in Section 9-306 of the NY-UCC;

          (iv) in the case of property that becomes collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (v) such counsel need not express any opinion as to the priority of the security interest in the CPPI Shares and the Pledged Instruments as against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under ERISA); and

          (vi) such counsel need not express any opinion as to the priority of any security interest of the Collateral Trustee in any Collateral referred to in subparagraphs (i), (ii), (iii) and (iv) above.

                                                   EXHIBIT B





                 OPINION OF GENERAL COUNSEL
              TO THE COMPANY AND THE GUARANTOR



          The opinion of Frank A. Bellis, Jr., general counsel to the Company and the Guarantor, pursuant to The
Claridge Hotel and Casino Corporation Underwriting Agreement shall be to the effect of:

          1. The Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New Jersey and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where to failure to be so qualified would not have a material adverse effect on the Guarantor.

          2. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except for liens granted pursuant to the Financing Documents.

          3.   The Guarantee has been duly authorized,
     executed and delivered by all necessary action on the part of the Guarantor.

          4.   The Indenture has been duly authorized,
     executed and delivered by the Guarantor.

          5.   Each of the Collateral Trust Agreement, the
     CPPI Pledge Agreement, the CPPI Cash Collateral Pledge
     Agreement, the CPPI Security Agreement, the CPPI
     Trademark Security Agreement, the Subordination
     Agreement, the CPPI Collateral Assignment of the
     Wraparound Mortgage and the CPPI Assignment of Leases,
     Rents and other Contracts (the "CPPI Related

     Documents") has been duly authorized, executed and delivered by the Guarantor.

          6.   Neither the Company nor any of its
     subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, lease, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and it subsidiaries, taken as a whole, to which the Company or its subsidiaries is a party or by which it or its subsidiaries or their respective property is bound.

          7. The execution and delivery and performance of the Indenture, the Guarantee and the CPPI Related Documents and compliance by the Company and the Guarantor with all the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or violate or require any consent under the charter or by-laws of the Guarantor or any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their respective properties.

          8. The Company and the Guarantor and, to the best of such counsel's knowledge the Partnership, have such permits, licenses, franchises, authorizations and consents ("permits") of governmental and regulatory authorities, including without limitation, under the NJCCC, as are necessary to own, lease and operate its respective properties and to conduct is business in the manner described in the Prospectus; the Company, and the Guarantor and, to the best of such counsel's knowledge the Partnership, have fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

          9.   The CPPI Collateral Assignment of the
     Wraparound Mortgage and the CPPI Assignment of Leases,
     Rents and Other Contracts are valid and binding agreements of CPPI, enforceable in accordance with their respective terms.

          10. Upon delivery to the Collateral Trustee of the notes secured by the Wraparound Mortgage and recordation of the CPPI Collateral Assignment of the Wraparound Mortgage in the recording office listed on a schedule to the opinion, and the filing of the Financing Statements (as defined below), the Collateral Trustee will have a valid and perfected lien and security interest in the Wraparound Mortgage for the benefit of the Secured Parties to secure the Secured Obligations (as each such term is defined in the Collateral Trust Agreement).

          11. Except for (i) filings or consents which have been made and (ii) filings which are necessary to perfect the security interests granted under the CPPI Related Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency, are necessary for the execution, delivery or performance by the Guarantor of the CPPI Related Documents and the perfection of the security interests purported to be granted thereunder.

          12.  The statements under the captions "Risk
     Factors-Regulatory Matters", "Business-Gaming
     Regulation and Licensing", "Management-Employment Agreements", and "Management-Compensation Plans" in the Prospectus, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

          13. To the best of such counsel's knowledge, after due inquiry, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

          14. To the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees not any applicable federal or state wages and hours laws, no any provisions of the Employee Retirement Income
     Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          15. After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          16. The choice of New York law to govern the CPPI Related Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New Jersey and adherence to existing judicial precedents would require a court sitting in the State of New Jersey to abide by such choice of law.

          17. The filing of the Financing Statements in the offices designated in Schedule II hereto (the
     "Financing Statements") are the only filings, recordings and registrations necessary to perfect the security interest in the Collateral covered by the UCC
     (the "UCC Collateral") created by the Related
     Documents.

          18. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable by the Company, CPPI, the Trustee, the Collateral Trustee or any of the Noteholders to the State of New Jersey or to any jurisdiction therein on account of the execution or delivery of the Related Documents to which the Company or CPPI is a party, the creation of the indebtedness evidenced or secured thereby the creation of the liens and security interests thereunder, except for nominal filing or recording fees.

          19.  All consents and approvals under the Casino
     Control Act necessary for the issuance and sale of the Securities and the execution, delivery and performance of the Financing Documents and the transactions contemplated thereby (including without limitation those applicable to the Partnership) have been obtained.

          Such counsel also shall state that he believes that (except for financial statements and schedules and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at that time that Registration Statement became effective did not contain any untrue statement to a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                   EXHIBIT C





           OPINION OF COUNSEL FOR THE PARTNERSHIP



          The opinion of Lowenstein, Sandler, Kohl, Fisher &
Boylan, to be delivered pursuant to The Claridge Hotel and Casino Underwriting Agreement shall be to the effect that:

          1. Atlantic City Boardwalk Associates, L.P. has been duly formed, is validly existing as a limited partnership under the laws of the State of New Jersey and has the partnership power and authority to own, lease, mortgage and operate its properties.

          2. To our knowledge, the Partnership is not in violation of its Partnership Agreement or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Partnership.

          3. The execution, delivery and performance by the Partnership of the Partnership Documents and compliance by the Partnership with all the provisions thereof, (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, the Trust Indenture Act of 1939, as amended, or the securities or Blue Sky laws of the various states, and except for consents from the New Jersey Casino Control Commission ("NJCCC"), (ii) will not conflict with or violate or require any consent of the limited partners under the partnership agreement of the Partnership and
     (iii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default or require any consent (except consent of the Company and CPPI which have been obtained) under, any agreement, indenture or other instrument to which the Partnership is a party or by which its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Partnership or its property, except for such breaches, defaults or violations that would not, individually or in the aggregate, (A) affect the validity or enforceability of the Mortgage or any of the other Partnership Documents, (B) impair the ability of the Partnership to perform in any material respect the obligations which it has under the Mortgage or any of the other Partnership Documents, (C) impair the value of the Collateral pledged pursuant to the Mortgage or any of the other Partnership Documents or
     (D) have a material adverse effect on the Partnership.

          4. The Operating Leases between the Partnership and CPPI are valid and binding and to our knowledge, no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Partnership.

          5. Each of the Partnership Documents has been duly authorized, executed and delivered by the Partnership and, assuming the due authorization, execution and delivery by the Company and CPPI of each of such documents to which it is a party, then (i) each of the Partnership Documents (other than the Collateral Trust Agreement) is a valid and binding agreement of each of the Partnership, the Company and CPPI, enforceable in accordance with its terms and (ii) if the Collateral Trust Agreement stated by its terms that it was governed by the laws of the State of New Jersey, then the Collateral Trust Agreement would be a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

          6. The Partnership Documents create a valid security interest in favor of the Collateral Trustee, for the benefit of the Secured Parties to secure the Secured Obligations (as each such term is defined in the Collateral Trust Agreement), in all of the right title and interest of the Partnership in and to the Collateral referred to in such Partnership Documents which is owned by the Partnership, to the extent that a security interest therein may be created under Article 9 of the Uniform Commercial Code of the State of New Jersey (the "NJ-UCC").

          7. Except for (i) filings or consents which have been made, (ii) consents of the Company and CPPI (which have been obtained), (iii) filings with and consents of the NJCCC, and (iv) filings which are necessary to perfect the security interests granted under the Partnership Documents as discussed below, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Partnership of the Mortgage or any of the other Partnership Documents and the perfection of the security interests purported to be granted thereunder.

          8. [None of the Collateral Trustee or the Secured Parties is required to pay any tax or be qualified to do business or file any designation for service of process or file any reports in the State of New Jersey or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State of New Jersey solely by reason of its execution and delivery or acceptance of the Mortgage or the other Partnership Documents or by reason of its participation in any of the transactions under or contemplated by the Mortgage or the other Partnership Documents, including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any right or remedy under or with respect to the Mortgage and the other Partnership Documents, and the validity and enforceability of the Mortgage and the other Partnership Documents will not be affected by any failure to so qualify or file.]

          9. The Mortgage creates a valid mortgage lien upon such of the Mortgaged Property (as defined in the Mortgage) described therein (the "Real Property") as constitutes real property under the law of the State of New Jersey in favor of the Collateral Trustee for the ratable benefit of the Secured Parties and securing the Secured Obligations. The Mortgage and the financing statements on Form UCC-1 relating to fixtures on the Real Property (the "Fixture Financing Statements") conform to all requirements of the laws of the State of New Jersey. The recording of the Mortgage and the filing of the Fixture Financing Statements in the offices designated in Schedule I hereto are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the lien of and security interest in the Real Property created by the Mortgage.

          10. The filing of the Financing Statements in the offices designated in Schedule II hereto (the "Financing Statements") are the only filings, recordings and registrations necessary to perfect the security interest in the Collateral covered by the UCC (the "UCC Collateral") created by the Partnership Documents.

          11. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State of New Jersey or to any jurisdiction therein on account of the execution or delivery of the Mortgage or the other Partnership Documents, the creation of the indebtedness evidenced or secured thereby, the creation of the liens and security interests thereunder, or the filing, recording or registration of the Mortgage or the Financing Statements or the Fixture Financing Statements, except for nominal filing or recording fees.

          The opinions expressed above are subject to the following qualifications and assumptions:

          (a)   The enforceability of each of the
     Partnership Documents is subject to (i) the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally;
     (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (iii) limitations on the enforceability of rights to indemnification thereunder by federal or state securities laws or by public policy, including but not limited to limitations on indemnification for a party's own negligence; and (iv) the requirement that the Collateral Trustee and the Trustee act in good faith.

          (b) We express no opinion as to the validity of any provision of the Partnership Documents which purports to waive the right to a trial by jury. We also express no opinion as to the validity of any provision which purports to waive any other right or remedy which under the laws of the State of New Jersey may not be waived; provided, however, that the qualifications expressed in this paragraph will not make the remedies available inadequate for the practical realization of the rights and benefits afforded under the Partnership Documents. We express no opinion as to the present or future economic value of any collateral.

          (c) We offer no opinion and do not purport to opine as to the enforceability of (i) self-help provisions, including but not limited to provisions permitting realization upon collateral without judicial process, (ii) provisions which purport to establish evidentiary standards, (iii) provisions relating to waiver of legal rights or remedies (or the delay or omission of enforcement thereof), (iv) provisions relating to disclaimers, liability limitations with respect to third parties, releases of legal or equitable rights or discharges or defenses and remedies, (v) provisions permitting remedies to be exercised without notice to the Partnership or (vi) the choice of law provisions in any Financing Document which by its terms is not governed by New Jersey law.

          (d) We understand you are relying upon a title insurance policy as to all matters relating to the quality and priority of the title insured thereby and upon a UCC search as to the priority of liens perfected under the UCC. In giving this opinion we do not purport to render any opinion with respect to any matters of title except as to the effectiveness of certain grants as to which we specifically offer our opinion.

          (e) We offer no opinion and do not purport to opine on the possible application of various building codes, zoning ordinances, environmental laws and other similar statutes, laws, ordinances, codes and regulations affecting the possible use and occupancy of the Property.

          (f) Where to phrase "to our knowledge" appears, we have no actual knowledge which would cause us to question the opinion so qualified, but we have made no independent investigation whatsoever with respect thereto.

          (g) We have assumed without investigation that all obligations due to First Fidelity Bank, National
     Association, New Jersey ("First Fidelity") have been satisfied in full and all liens on the Property in favor of First Fidelity (or which otherwise appear on the title search of Trans-Country Title but which are not "Permitted Encumbrances") have been or simultaneously are being released.

          (h) With respect to all Financing Statements (i) continuing statements relating to said Financing Statements must be filed within five years of the original filing and (ii) additional filings may be necessary with respect to the UCC Collateral if the Partnership changes its name, identity, structure, the jurisdiction of its place of business in the State of New Jersey or the location of the UCC Collateral.

          (i) We have assumed with your permission and without investigation that the Collateral Trustee is duly qualified to do business in New Jersey.

          (j) [We offer no opinion and do not purport to opine (i) on the possible application of any state
     (including New jersey) or federal securities laws and regulations, or (ii) on the application of federal tax law or the tax laws of any state (including New
     Jersey), or (iii) the laws of the State of New Jersey involving the regulation of casinos and those who do business with casinos, including but not limited to rules regulations of the NJCCC. Approval of the NJCCC may be required for the exercise of certain remedies under the Partnership Documents.]

          (m) We draw your attention to the fact that all foreclosures of mortgaged property under New Jersey law may only be undertaken through judicial proceedings and that the recovery of attorney's fees and costs therein is governed by the New Jersey Rules of Court. We express no opinion whether recovery of such fees and costs in an action to collect a deficiency also would be governed by such limits.

          We are admitted to practice only in the State of New Jersey. We offer no opinion as to the possible application of the laws of any other jurisdictions.

          This opinion is given as of the date hereof and you understand that we have no obligation to update our opinion.

          This opinion has been issued solely for the benefit of the addresses and may be relied upon only by same. Without our prior written consent, this opinion may not be used, circulated, quoted in whole or in part, or otherwise referred to in connection with any transaction other than the above-described transaction.

                                   Very truly yours,

                                                  SCHEDULE A




          Mortgage, Assignment of Leases and Rents, Security
          Agreement and Financing Statement

          Partnership Security Agreement

          Partnership Cash Collateral Pledge Agreement

          Collateral Assignment of Lessor's Interest in
          Operating Leases

          Collateral Trust Agreement

          Subordination Agreement

                                                  SCHEDULE I




          Clerk of Atlantic County

          Secretary of State of New Jersey

                                                 SCHEDULE II





          Clerk of Atlantic County

          Secretary of State of New Jersey

                                                   EXHIBIT D




           OPINION OF COUNSEL TO THE UNDERWRITERS



          This opinion of Davis Polk & Wardwell, counsel to the Underwriters, pursuant to the Claridge Hotel and Casino
Corporation Underwriting Agreement dated ________, 1994, shall be to the effect of:

          1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          2. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and
     (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          4. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Guarantor, the Indenture is a valid and binding agreement of the

     Company and the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          5.   The statements under the captions
     "Description of Notes" and "Underwriting" in the Prospectus, as amended or supplemented, insofar as such statements constitute a summary of legal matters or documents or referred to therein, fairly present the information called for with respect to such legal matters and documents.

          6.   (1) The Registration Statement and the
     Prospectus and any supplement or amendment thereto (except for financial statements and schedules and financial and statistical information and that part of the Registration Statement constituting the Form T-1 of the Trustee as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The opinions expressed in this clause (6) are based upon such counsel's participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          7. Each of the Related Documents that purports by its terms to be governed by the laws of the State of New York is in substantially acceptable legal form under the laws of the State of New York.